Exhibit 4.2

Name of Company:	7 DAYS GROUP HOLDINGS LIMITED
7 DAYS GROUP HOLDINGS LIMITED
	Number	Shares
Number:		- [no. of shares] -
Incorporated under the laws of the Cayman Islands

Shares:	Share capital is US$24,441,673.375 divided into 195,533,387 Shares of a nominal or par value of US$0.125 each comprising:
- [no. of shares] -	(i) 150,000,000 Ordinary Shares of a nominal or par value of US$0.125 each
(ii) 16,000,000 redeemable and convertible Series A Shares of a nominal or par value of US$0.125 each
(iii) 8,000,000 redeemable and convertible Series B Shares of a nominal or par value of US$0.125 each and
(iv) 21,533,387 redeemable and convertible Series C Shares of a nominal or par value of US$0.125 each
Issued to:
[name of shareholder]
THIS IS TO CERTIFY THAT [name of shareholder] is the registered holder of [no. of shares] Shares in the above-named
Company subject to the Memorandum and Articles of Association thereof.
Dated
EXECUTED on behalf of the said Company on the day of 2009 by:

Transferred from:

DIRECTOR